Exhibit 10.1

March 8, 2017

John Mansanti
Senior Vice President of Strategic Initiatives and Technical Services
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

Re:	Termination of Change-in-Control Severance Agreement

John:

In connection with your transition to a 60% work schedule, you and Intrepid Potash, Inc. (“Intrepid”) have agreed to terminate the Change-in-Control Severance Agreement, dated February 24, 2010, between you and Intrepid (the “Agreement”).

In accordance with Section 2 of the Agreement, you and Intrepid hereby agree to terminate the Agreement effective as of March 8, 2017.

Sincerely,
Intrepid Potash, Inc.

By:    /s/ James N. Whyte
Name:    James N. Whyte
Title:    Executive Vice President

Agreed to:

John G. Mansanti

By:    /s/ John G. Mansanti
Date:    March 22, 2017